EXHIBIT 10.34
                                                                   -------------


                              TERMINATION AGREEMENT
                              ---------------------

     THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of December 12, 2005, by and between SPEECHSWITCH, INC., a New Jersey corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:
                                    ---------

     WHEREAS, the Company and the Investor entered into an Escrow Agreement dated August 31, 2005 (the "Escrow Agreement").

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Escrow Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. Each of the parties to this Agreement hereby terminate the Escrow Agreement and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Escrow Agreement.




     IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.



SPEECHSWITCH, INC.                        CORNELL CAPITAL PARTNERS, LP


By:_________________________              By:  Yorkville Advisors, LLC
Name:   Bruce Knef                        Its: General Partner
Title:  CEO
                                          By:_________________________
                                          Name:   Mark A. Angelo
                                          Title:  Portfolio Manager





                                          ESCROW AGENT


                                          By: ________________________
                                          Name:   David Gonzalez, Esq.